Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Board of Directors and Members

Inergy Holdings GP, LLC

We have audited the accompanying balance sheet of Inergy Holdings GP, LLC as of September 30, 2005. This balance sheet is the responsibility of the company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Inergy Holdings GP, LLC at September 30, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Kansas City, Missouri

December 8, 2005

INERGY HOLDINGS GP, LLC

BALANCE SHEET

September 30, 2005

ASSETS

Current assets:
Cash	$1,000

Total assets	$1,000

MEMBERS' EQUITY

Members' equity	$1,000

Total Members' equity	$1,000

See accompanying note.

INERGY HOLDINGS GP, LLC

NOTE TO BALANCE SHEET

1.    Nature of Operations

Inergy Holdings GP, LLC is a Delaware limited liability company, which was formed on January 19, 2005, and owns a non-economic general partner interest in Inergy Holdings, L.P.

On April 14, 2005, the individual members contributed $1,000 to Inergy Holdings GP, LLC in exchange for a 100% membership interest.

Inergy Holdings, L.P. was converted from a Delaware limited liability company formerly known as Inergy Holdings, LLC to a Delaware limited partnership on April 28, 2005.

There have been no other transactions involving Inergy Holdings GP, LLC as of September 30, 2005.